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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                      FOR REGISTRATION OF CERTAIN CLASSES
                           OF SECURITIES PURSUANT TO
                          SECTION 12(b) or (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                       DUKE CAPITAL FINANCING TRUST III
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            (Exact name of registrant as specified in its charter)


              DELAWARE                                 51-0379864
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(State of incorporation or organization)      (IRS Employer Identification No.)


526 South Church Street, Charlotte, North Carolina                        28202
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(Address of principal executive offices)                             (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [_]

Securities to be registered pursuant to Section 12(b) of the Act:

                                         Name of each exchange
     Title of each class                 on which each class is
       to be so registered               to be so registered
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8 3/8% Trust Preferred Securities             New York Stock Exchange
     (liquidation amount $25 per
       Preferred Security)

Securities to be registered pursuant to Section 12(g) of the Act:

                                     -None-

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                INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.

          This Registration Statement relates to the 8 3/8% Trust Preferred Securities (liquidation amount $25 per Preferred Security) (the "Preferred Securities") of Duke Capital Financing Trust III, a Delaware business trust ("Duke Capital Financing"). A description of the Preferred Securities is contained in the Registration Statement on Form S-3, as amended, of Duke Capital Corporation and Duke Capital Financing, Registration Nos. 333-71297, 333-71297-01, 333-71297-02 and 333-71297-03, filed pursuant to the Securities
Act of 1933, as amended (the "Securities Act"). Such description is incorporated herein by this reference. A description of the Preferred Securities will also be included in a definitive prospectus supplement subsequently filed by Duke Capital Corporation and Duke Capital Financing pursuant to Rule 424(b) under the Securities Act. Such prospectus supplement shall be deemed to be incorporated by reference herein.

Item 2.   Exhibits.

Exhibit Number
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 1    -- Registration Statement on Form S-3 filed by Duke Capital Corporation and Duke Capital Financing (Registration Nos. 333-71297, 333-71297-01, 333-71297-02 and 333-71297-03 (the "Registration Statement")
         (incorporated herein by reference).

 4(a) -- Certificate of Trust of Duke Capital Financing (designated in the
         Registration Statement as Exhibit 4.5-A and incorporated herein by reference).

 4(b) -- Form of Amended and Restated Trust Agreement of Duke Capital Financing
         (designated in the Registration Statement as Exhibit 4.7 and incorporated herein by reference).

 4(c) -- Subordinated Indenture between Duke Capital Corporation and The Chase
         Manhattan Bank, as trustee, dated as of April 1, 1998 (designated in the Registration Statement as Exhibit 4.3 and incorporated herein by reference).

 4(d) -- Form of Supplemental Indenture to Subordinated Indenture between Duke
         Capital Corporation and The Chase Manhattan Bank, as trustee (designated in the Registration Statement as Exhibit 4.4-B and incorporated herein by reference).

 4(e) -- Form of Guarantee Agreement of Duke Capital Corporation with respect to the Preferred Securities (designated in the Registration Statement as
         Exhibit 4.11 and incorporated herein by reference).


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        Exhibits heretofore filed with the Securities and Exchange Commission and designated as set forth above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.


                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



Dated: August 11, 1999               DUKE CAPITAL FINANCING TRUST III

                                     By: DUKE CAPITAL CORPORATION,
                                         as Depositor



                                      By:     /s/ Robert T. Lucas III
                                         ---------------------------------
                                                  Robert T. Lucas III
                                                  Assistant Secretary



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